                                                                   EXHIBIT 10.17
                                                                  EXECUTION COPY

                           SECOND AMENDMENT AGREEMENT

      This Second Amendment Agreement is made as of the 15th day of November, 2002, by and among RES-CARE, INC., a Kentucky corporation ("Res-Care"), those subsidiaries of Res-Care named in Schedule 1 to the Credit and Security Agreement, as defined herein, (together with Res-Care, collectively "Borrowers", and individually, "Borrower"), the lending institutions named in Schedule 2 to the Credit and Security Agreement, as defined herein (collectively, "Banks", and individually, "Bank"), NATIONAL CITY BANK OF KENTUCKY, as Agent for the Banks under the Credit and Security Agreement ("Agent"), BANK ONE, KENTUCKY, N.A., as syndication agent for the Banks under the Credit and Security Agreement ("Syndication Agent"), and U.S. BANK, NATIONAL ASSOCIATION, as documentation agent for the Banks under the Credit and Security Agreement ("Documentation Agent").

      WHEREAS, Borrowers, Banks, Agent, Syndication Agent and Documentation Agent are parties to a certain Credit and Security Agreement dated as of November 15, 2001, as amended and as it may from time to time be further amended, restated or otherwise modified (the "Credit and Security Agreement");

      WHEREAS, Borrowers, Banks, Agent, Syndication Agent and Documentation Agent desire to amend the Credit and Security Agreement to modify certain provisions thereof; and

      WHEREAS, each term used herein shall be defined in accordance with the Credit and Security Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrowers, Banks, Agent, Syndication Agent and Documentation Agent agree as follows:

      1. Article I of the Credit and Security Agreement is hereby amended to delete the definition of "Applicable Margin" therefrom in its entirety with the following being inserted in place thereof:

            "Applicable Margin" shall mean:

            (a) for the period from the Closing Date through October 31, 2002, two hundred fifty (250) basis points for LIBOR Loans and one hundred fifty
      (150) basis points for Base Rate Loans;

            (b) for the period from November 1, 2002 through December 31, 2002, two hundred seventy-five (275) basis points for LIBOR Loans and one hundred seventy-five (175) basis points for Base Rate Loans; and

            (c) commencing January 1, 2003, the number of basis points (depending upon whether Loans are LIBOR Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on January 1, 2003 and thereafter:

                                                                    APPLICABLE BASIS     APPLICABLE BASIS
                                                                    POINTS FOR LIBOR        POINTS FOR
                    LEVERAGE RATIO                                        LOANS           BASE RATE LOANS
                    --------------                                  ----------------     ----------------
         Greater than or equal to 4.00 to 1.00                             275                  175

         Greater than or equal to 3.00 to 1.00
         but less than 4.00 to 1.00                                        250                  150

         Greater than or equal to 2.50 to 1.00
         but less than 3.00 to 1.00                                        225                  125

         Greater than or equal to 2.00 to 1.00
         but less than 2.50 to 1.00                                        200                  100

         Less than 2.00 to 1.00                                            175                  75

            Changes to the Applicable Margin shall be effective on the first day of each month after Agent receives, or if earlier, should have received, pursuant to Section 5.3(b) and 5.3(c) hereof, the quarterly or annual financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VIII and IX hereof.

      2. Article I of the Credit and Security Agreement is hereby amended to delete the definition of "Consolidated EBITDA" therefrom in its entirety with the following being inserted in place thereof:

            "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings minus any interest income for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes,
      (b) Consolidated Interest Expense, (c) Consolidated Depreciation and Amortization Charges, and (d) any restructuring charges relating to the Citadel Disposition, so long as the aggregate amount of such restructuring charges does not exceed One Million Five Hundred Thousand Dollars ($1,500,000). For purposes of determining Consolidated EBITDA for any rolling period of four (4) fiscal quarters, (i) any gains resulting from debt redemptions shall be subtracted from Consolidated Net Earnings; (ii) any non-cash income associated with the write-up of goodwill pursuant to FASB no. 142 shall be subtracted from Consolidated Net Earnings and any non-cash expense associated with the write-down of goodwill pursuant to FASB no. 142 shall be added back to Consolidated Net Earnings, and (iii) any non-cash expense associated with any write-offs of unreserved accounts receivable of Borrowers for the fiscal year 2000 and any prior periods which are less than the aggregate amount of Fifteen Million Dollars ($15,000,000), shall not be taken into account when calculating Consolidated EBITDA.

      3. Article I of the Credit and Security Agreement is hereby amended to delete the definition of "Consolidated Net Worth" therefrom in its entirety with the following being inserted in place thereof:

            "Consolidated Net Worth" shall mean at any date, as determined in accordance with GAAP, the Consolidated shareholders' equity of the Companies determined as of such date, excluding the impact of any write-offs of unreserved accounts receivable of Borrowers for the fiscal year 2000 and any prior periods which are less than the aggregate amount of Fifteen Million Dollars ($15,000,000).

      4. Article I of the Credit and Security Agreement is hereby amended to delete the definition of "Note" therefrom in its entirety with the following being inserted in place thereof:

            "Note" shall mean the Revolving Credit Note, or any other Note delivered pursuant to this Agreement, together with any replacement or substitution thereof, any addition or allonge thereto, and any amendment, restatement or other modification thereto.

      5. The Credit and Security Agreement is hereby amended by inserting the following new definitions into Article I thereof:

            "Arbor" shall mean Arbor, Inc., a Pennsylvania corporation.

            "Arbor Acquisition" shall mean the acquisition by any Borrower of certain assets and liabilities consisting of the E&T Division of Arbor from Arbor.

            "Arbor Acquisition Documents" shall mean the Arbor Purchase Agreement and all agreements, instruments and documents executed pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, restated or otherwise modified.

            "Arbor Purchase Agreement" shall mean that certain agreement pursuant to which the Arbor Acquisition is consummated.

            "Citadel" shall mean The Citadel Group, Inc., a Texas corporation and a Borrower under the Credit and Security Agreement.

            "Citadel Disposition" shall mean the disposition by Citadel of certain of its assets and certain of its liabilities.

      6. The Credit and Security Agreement is hereby amended to delete Section
5.7 therefrom in its entirety and to insert in place thereof the following:

            SECTION 5.7. FINANCIAL COVENANTS.

            (a) MINIMUM EBITDA. Borrowers and their Subsidiaries shall not suffer or permit Consolidated EBITDA at any time, on a Consolidated basis, based upon Borrowers' and their Subsidiaries financial statements for the most recently completed fiscal quarter and the three (3) previous fiscal quarters (on a rolling four (4) quarter basis), to be less than the following:

      Closing Date through September 30, 2003              $51,000,000

      October 1, 2003 through December 31, 2003            $53,000,000

      January 1, 2004 through March 31, 2004               $54,000,000

      April 1, 2004 through June 30, 2004                  $55,000,000

      July 1, 2004 and thereafter                          $56,000,000

      Provided that notwithstanding anything to the contrary contained in this Agreement, (a) upon consummation of an Acquisition (other than the Arbor Acquisition) pursuant to Section 5.13 hereof, in which EBITDA of such Person or business acquired for the most recent rolling four (4) quarters is greater than One Million Dollars ($1,000,000), the covenant levels set forth in this Section 5.7(a) shall be increased by an amount equal to eighty-five percent (85%) of the actual EBITDA (as defined in Section 5.13(f)) of the Person or business acquired for the most recently completed fiscal quarter and the three (3) previous fiscal quarters of such Person or business acquired, as applicable, and (b) in the event that the Earle C. Clements Job Corp Center (Contract # 3-JC-830-51) Contract between Res-Care and the U.S. Department of Labor, Office of Job Corp., dated May 1, 1998, as amended (the "Clements Contract") is renewed, the covenant levels set forth in this Section 5.7(a) shall be (i) increased by an amount equal to Four Hundred Thousand Dollars on September 20, 2003,
      (ii) increased by an additional Four Hundred Thousand Dollars on the last day of each succeeding fiscal quarter thereafter through June 30, 2004, and (iii) for each fiscal quarter ending after June 30, 2004, the prior increases pursuant to (i) and (ii) above shall remain in effect, but no additional increases shall be made.

            (b) NET WORTH. Borrowers and their Subsidiaries shall not suffer or permit Consolidated Net Worth at any time, based upon the financial statements of Borrowers and their Subsidiaries for the most recently completed fiscal quarter, to be less than the current minimum amount required, which current minimum amount required shall be One Hundred Sixty-Five Million Dollars ($165,000,000) on September 30, 2002, with such current minimum amount required to be positively increased by the Increase Amount on the last day of each succeeding fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to seventy-five percent (75%) of Consolidated Net Earnings for the fiscal quarter then ended with no deduction for losses.

            (c) EBITDA TO CONSOLIDATED INTEREST EXPENSE. Borrowers and their Subsidiaries shall not suffer or permit, at any time, on a Consolidated basis, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense minus any non-cash amortization of debt issuance costs, to be less than the following:

      October 1, 2002 through June 30, 2003                  1.90 to 1.00

      July 1, 2003 through September 30, 2003                2.00 to 1.00

      October 1, 2003 through March 31, 2004                 2.10 to 1.00

      April 1, 2004 and thereafter                           2.25 to 1.00

      based upon Borrowers' and their Subsidiaries' financial statements for the most recently completed fiscal quarter and the three (3) previous fiscal quarters (on a rolling four (4) quarter basis).

            (d) LEVERAGE RATIO. Borrowers and their Subsidiaries shall not suffer or permit at any time, on a Consolidated basis, the Leverage Ratio to exceed the following:

      Closing Date through December 31, 2002                 5.00 to 1.00

      January 1, 2003 through June 30, 2003                  4.75 to 1.00

      July 1, 2003 through September 30, 2003                4.50 to 1.00

      October 1, 2003 and thereafter                         4.25 to 1.00

      Provided that notwithstanding anything to the contrary contained in this Agreement, upon consummation of an Acquisition (other than the Arbor Acquisition) pursuant to Section 5.13 hereof, Consolidated EBITDA shall include the actual EBITDA (as defined in Section 5.13(f)) of the Person or business acquired for the most recently completed fiscal quarter and the three (3) previous fiscal quarters of such Person or business acquired, as applicable.

      7. The Credit and Security Agreement is hereby amended by inserting the following sentence at the end of Section 5.8:

            Notwithstanding anything to the contrary contained in this Section 5.8, Res-Care may incur Indebtedness to Arbor as part of the purchase price in connection with the Arbor Acquisition which Indebtedness shall not exceed the aggregate principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) and shall bear interest at a rate not in excess of six percent (6%) per annum with a maturity date one (1) year from the date of issuance (the "Arbor Seller Notes"). The Arbor Seller Notes shall not otherwise be subject to the provisions of this Section 5.8.

      8. Section 5.11 of the Credit and Security Agreement is hereby amended to delete subparagraphs (ix) and (xi) therefrom in their entirety and to insert in place thereof the following:

            (ix) [RESERVED]

            (x) the creation of any Subsidiary for purposes of making an Acquisition permitted pursuant to Section 5.13 hereof or for purposes of other transactions so long as such Subsidiary becomes a Borrower promptly following such Acquisition and otherwise complies with the terms of
      Section 5.20 hereof;

            (xi) the holding of any Subsidiary as a result of an Acquisition made pursuant to Section 5.13 hereof so long as such Subsidiary becomes a Borrower promptly following such Acquisition and otherwise complies with the terms of Section 5.20 hereof;

      9. The Credit and Security Agreement is hereby amended by inserting the following sentence at the end of Section 5.12:

            Notwithstanding anything to the contrary contained in this Section 5.12, Agent and the Banks hereby consent to the Citadel Disposition.

      10. Section 5.13 of the Credit and Security Agreement is hereby amended to delete subparagraph (e) therefrom in its entirety and to insert in place thereof the following:

            (e) the aggregate consideration to be paid for all Acquisitions (other than the Arbor Acquisition) pursuant to this Section 5.13, shall not exceed an aggregate amount equal to Ten Million Dollars ($10,000,000) per annum, based on a rolling four (4) quarter basis;

      11. Section 5.13 of the Credit and Security Agreement is hereby amended to delete subparagraph (g) therefrom in its entirety and to insert in place thereof the following:

            (g) If the Acquisition is for an aggregate consideration in excess of Five Hundred Thousand Dollars ($500,000) or if Agent, in its discretion shall otherwise require, Borrowers shall have provided to Agent and the Banks, at least thirty (30) days prior to such Acquisition, (i) historical financial statements of the business to be acquired, (ii) a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of a Borrower showing pro forma compliance with the provisions of Section 5.7 hereof, both before and after the proposed Acquisition; and (iii) such other information regarding the Acquisition as Agent may reasonably request; and

      12. The Credit and Security Agreement is hereby amended by inserting the following sentence at the end of Section 5.13:

            Notwithstanding anything to the contrary contained in this Section 5.13, provided that no Event of Default then exists, or after giving effect thereto would result, Agent and the Banks consent to the Arbor Acquisition, provided that, (A) the total consideration for such acquisition does not exceed the aggregate amount of Ten Million Two Hundred Fifty Thousand Dollars ($10,250,000) plus fees and expenses, (B) Res-Care assigns its rights under the Arbor Acquisition Documents to Agent, for the benefit of the Banks, in form and substance satisfactory to Agent and the Banks, (C) Res-Care shall deliver to Agent, fully executed copies of the Arbor Acquisition Documents together with such other evidence that Agent may require that the Arbor Acquisition has been consummated and evidence of Agent's and the Banks' ability to rely on the legal opinion(s) of counsel to Arbor delivered in connection with the Arbor Acquisition, and (D) if the Arbor Acquisition shall be an acquisition contemplated by Section 5.12(x) or (xi) hereof, then Arbor shall comply with the terms of Section 5.20 hereof.

      13. The Credit and Security Agreement is hereby amended to delete Section
5.20 therefrom in its entirety and to insert in place thereof the following:

            SECTION 5.20. ADDITIONAL BORROWERS, SECURITY AGREEMENTS AND PLEDGES OF OWNERSHIP INTERESTS. Each Subsidiary created, acquired or held subsequent to the Closing Date, shall, as soon as practicable (but in no event later than thirty (30) days from such creation or acquisition), become a Borrower pursuant to this Agreement, the Notes and certain other Loan Documents by executing a joinder and assumption agreement, in form and substance satisfactory to Agent together with UCC financing statements to perfect the security interest granted hereunder. In addition, upon the request of Agent, Borrowers shall grant to Agent, for the benefit of the Banks, a security interest in all of the issued and outstanding ownership interests of any Subsidiary owned by a Borrower, such pledge to be evidenced by a Pledge Agreement or Security Agreement in form and substance satisfactory to Agent and the Required Banks, with any stock certificates to be delivered to Agent for the benefit of the Banks together with blank stock power appropriately endorsed. In addition, Borrowers shall cause such Subsidiary to deliver to Agent (I) an officer's certificate certifying the names of the officers of such Subsidiary authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (A) the resolutions of such Subsidiary evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Subsidiary, is a party, (B) the Articles (or Certificate) of Incorporation or similar organizational documents and all amendments thereto of such Subsidiary, in each case having been certified, as of a recent date, by the Secretary of State of the jurisdiction under which such Subsidiary shall have been organized, and (C) the By-Laws (or Code of Regulations) or similar organizational documents and all amendments thereto of such Subsidiary, (II) an opinion of counsel for such Subsidiary, in form and substance satisfactory to Agent and the Banks, and (III) a good standing certificate for such Subsidiary, issued on or about the Closing Date by the

      Secretary of State in the state(s) where such Subsidiary is incorporated or qualified as a foreign corporation.

      14. Section 11.10 of the Credit and Security Agreement is hereby amended by inserting a new subsection C at the end thereof as follows:

            C. Mandatory Assignment. In the event that Agent requests the consent of a Bank pursuant to Section 11.3 of this Agreement and such Bank shall not respond or reply to Agent in writing within thirty (30) days of delivery of such request, such Bank shall be deemed to have denied the matter that was the subject of the request. In the event that Agent requests the consent of a Bank pursuant to Section 11.3 of this Agreement and such request is denied or deemed to have been denied, then Agent may, at its option, require such Bank to assign (i) its interest in the Loans,
      (ii) its Commitment, (iii) its Notes, and (iv) its interest in any Letter of Credit, to Agent or to another Bank or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to (a) such Bank's Commitment Percentage multiplied by the Revolving Credit Exposure, plus (b) accrued and unpaid interest and fees due such Bank, which interest and fees shall be paid when collected from Borrowers. In the event that Agent elects to require any Bank to assign its interest to Agent or to the Designated Lender pursuant to this Section 11.10(C), Agent will so notify such Bank in writing within forty-five (45) days following such Bank's denial or deemed denial, and such Bank will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to an Assignment Agreement unless, in the case of a deemed denial, such Bank has actually consented to the subject request prior to such date, in which case such Bank shall not be required to assign its interest.

      15. The Credit and Security Agreement is hereby amended to insert a new
Section 5.25 and a new Section 5.26 thereto as follows:

            SECTION 5.25. BOLIVAR. Borrowers and Bolivar Development Center, Inc., a Missouri non-profit corporation ("Bolivar") covenant that Bolivar shall not have any business operations at any time and shall not hold any assets, including but not limited to, any Collateral; provided that, notwithstanding the foregoing, Bolivar may remain a party to that certain Management Agreement dated as of January 1, 1998 between Bolivar and Community Alternatives Missouri, Inc., a Delaware corporation and to continue to perform its obligations and responsibilities thereunder, including, but not limited to, the holding of licenses in connection therewith.

            SECTION 5.26. CITADEL. Borrowers and Citadel covenant that upon the consummation of the Citadel Disposition, Citadel shall commence a wind-down of its business affairs and shall use its best efforts to dissolve on or prior to December 31, 2003.

      16. The Credit and Security Agreement is hereby amended to delete Section
8.2 therefrom in its entirety and to insert in place thereof the following:

            SECTION 8.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.9, 5.11, 5.12, 5.13, 5.19, 5.21, 5.22, 5.25 or 5.26 hereof.

      17. Schedule 1 to the Credit and Security Agreement is hereby amended to delete Bolivar therefrom, and, upon the dissolution of Citadel pursuant to
Section 5.26 of the Credit and Security Agreement, to delete Citadel therefrom. Upon the deletion of Bolivar and Citadel from Schedule 1 to the Credit and Security Agreement, as the case may be, each of Bolivar and Citadel shall thereby be released from any obligations as a Borrower under the Credit and Security Agreement.

      18. Agent and the Banks agree to waive Borrowers' failure to comply with
(i) subparagraph (c) (EBITDA to Consolidated Interest Expense) of Section 5.7 (Financial Covenants) of the Credit and Security Agreement for the fiscal quarter ended September 30, 2002, (ii) Section 4.5 (Good Standing Certificates) of the Credit and Security Agreement with respect to Bolivar's failure to deliver a good standing certificate, and (iii) Section 5.5 (Franchises) of the Credit and Security Agreement with respect to any past failure of Bolivar to remain in good standing.

      19. As a condition precedent to the effectiveness of this Second Amendment Agreement, Borrowers shall:

            (a) pay to Agent, for the pro rata benefit of the Banks, an amendment fee equal to One Hundred Thousand Dollars ($100,000);

            (b) pay all reasonable legal fees and expenses of Agent incurred in connection with this Second Amendment Agreement; and

            (c) deliver an officer's certificate of each Borrower certifying the names of the officers of such Borrower authorized to sign the Second Amendment Agreement, together with the true signatures of such officers and certified copies of the resolutions of each Borrower evidencing approval of the execution and delivery of this Second Amendment Agreement.

      20. Borrowers agree to use their best efforts deliver updated Schedules to the Credit and Security Agreement and the other Loan Documents, if necessary, prior to the effective date of this Second Amendment Agreement, and, in any event, shall deliver such updated Schedules within thirty (30) days hereof.

      21. Each Borrower hereby represents and warrants to Agent and the Banks that (a) such Borrower has the legal power and authority to execute and deliver this Second Amendment Agreement; (b) the officers executing this Second Amendment Agreement have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational agreements of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Second Amendment Agreement or by the performance or observance of any provision hereof; (e) no Borrower is aware of any claim or offset against, or defense or counterclaim to, any Borrower's obligations or liabilities under the Credit and Security Agreement or any Related Writing; and (f) this Second Amendment Agreement constitutes a valid and binding obligation of each Borrower in every respect enforceable in accordance with its terms.

      22. In consideration of this Second Amendment Agreement, each Borrower hereby waives and releases Agent and each Bank and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which such Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

      23. Each reference that is made in the Credit and Security Agreement or any other writing to the Credit and Security Agreement shall hereafter be construed as a reference to the Credit and Security Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit and Security Agreement shall remain in full force and effect and be unaffected hereby. This Second Amendment Agreement is a Related Writing as defined in the Credit and Security Agreement.

      24. This Second Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      25. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

            [The remainder of this page is intentionally left blank.]

      26. JURY TRIAL WAIVER. BORROWERS, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE BANKS, OR ANY THEREOF.

Address: 101 South Fifth Street               NATIONAL CITY BANK OF KENTUCKY,
         Louisville, Kentucky  40202          as Agent and as a Bank
         Attn: Deroy Scott
                                              By:_______________________________
                                              Title:____________________________


Address: 416 W. Jefferson Street, 2nd Floor   BANK ONE, KENTUCKY, N.A.,
         Louisville, Kentucky  40202          as Syndication Agent and as a Bank
         Attn: Thelma Ferguson
                                              By:_______________________________
                                              Title:____________________________


Address: 1 Financial Square                   U.S. BANK, NATIONAL ASSOCIATION,
         Louisville, Kentucky 40202-3322      as Documentation Agent and as a
         Attn: Toby Rau                       Bank

                                              By:_______________________________
                                              Title:____________________________


Address: 677 Washington Boulevard             UBS AG, Stamford Branch
         Stamford, Connecticut  06901
         Attn: Deborah Porter                 By:_______________________________
                                              Title:____________________________

                                              and by:___________________________
                                              Title:____________________________


Address: 745 Seventh Avenue                   LEHMAN COMMERCIAL PAPER INC.
         19th Floor
         New York, New York 10019
         Attn: Francis J. Chang               By:_______________________________
                                              Title:____________________________

Address: 10140 Linn Station Road              RES-CARE, INC.
         Louisville, Kentucky 40223-3813
         Attn:  L. Bryan Shaul                By:    ___________________________
                                                     L. Bryan Shaul
                                              Title: Executive Vice President of
                                                     Finance and Administration,
                                                     Chief Financial Officer &
                                                     Assistant Treasurer

ALTERNATIVE CHOICES, INC.
BALD EAGLE ENTERPRISES, INC.
CAPITAL TX INVESTMENTS, INC.
CATX PROPERTIES, INC.
CNC/ACCESS, INC.
COMMUNITY ADVANTAGE, INC.
COMMUNITY ALTERNATIVES ILLINOIS, INC.
COMMUNITY ALTERNATIVES INDIANA, INC.
COMMUNITY ALTERNATIVES KENTUCKY, INC.
COMMUNITY ALTERNATIVES MISSOURI, INC.
COMMUNITY ALTERNATIVES NEBRASKA, INC.
COMMUNITY ALTERNATIVES TEXAS PARTNER, INC.
COMMUNITY ALTERNATIVES VIRGINIA, INC.
EDUCARE COMMUNITY LIVING-TEXAS LIVING CENTERS, INC.
J. & J. CARE CENTERS, INC.
NORMAL LIFE, INC.
PEOPLESERVE, INC.
RAISE GEAUGA, INC.
RES-CARE ALABAMA, INC.
RES-CARE CALIFORNIA, INC. D/B/A RCCA SERVICES
RES-CARE ILLINOIS, INC.
RES-CARE KANSAS, INC.
RES-CARE NEW JERSEY, INC.
RES-CARE NEW MEXICO, INC.
RES-CARE OHIO, INC.
RES-CARE OKLAHOMA, INC.
RES-CARE OTHER OPTIONS, INC.
RES-CARE PREMIER, INC.
RES-CARE PREMIER CANADA, INC.
RES-CARE TENNESSEE, INC.
RES-CARE TRAINING TECHNOLOGIES, INC.
RES-CARE WASHINGTON, INC.
ROCKCREEK, INC.
RSCR CALIFORNIA, INC.
RSCR INLAND, INC.
RSCR WEST VIRGINIA, INC.
SOUTHERN HOME CARE SERVICES, INC.
TANGRAM REHABILITATION NETWORK, INC.
TEXAS HOME MANAGEMENT, INC.


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

THM HOMES, INC.
BRINKLEY GROUP HOMES, INC.
BAKER MANAGEMENT, INC.
BOLIVAR DEVELOPMENTAL TRAINING CENTER, INC.
BOLIVAR ESTATES, INC.
EBENEZER ESTATES, INC.
FORT MASON ESTATES, INC.
HILLSIDE ESTATES, INC.
HYDESBURG ESTATES, INC.
INDIVIDUALIZED SUPPORTED LIVING, INC.
MEADOW LANE ESTATES, INC.
MISSOURI PROGRESSIVE SERVICES, INC.
OAK WOOD SUITES OF BOLIVAR, INC.
OAKVIEW ESTATES OF BOLIVAR, INC.
PEBBLE CREEK ESTATES, INC.
RIVER BLUFF ESTATES, INC.
SHA-REE ESTATES, INC.
SKYVIEW ESTATES, INC.
UPWARD BOUND, INC.
WILLARD ESTATES, INC.
CAREERS IN PROGRESS, INC.
EDUCARE COMMUNITY LIVING-NORMAL LIFE, INC.
NORMAL LIFE OF CALIFORNIA, INC.
NORMAL LIFE OF CENTRAL INDIANA, INC.
NORMAL LIFE FAMILY SERVICES, INC.
NORMAL LIFE OF GEORGIA, INC.
NORMAL LIFE OF LAFAYETTE, INC.
NORMAL LIFE OF LAKE CHARLES, INC.
NORMAL LIFE OF LOUISIANA, INC.
NORMAL LIFE OF SOUTHERN INDIANA, INC.
RES-CARE FLORIDA, INC.
EDUCARE COMMUNITY LIVING CORPORATION-AMERICA
PSI HOLDINGS, INC.
VOCA CORPORATION OF AMERICA
VOCA RESIDENTAL SERVICES, INC.
B.W.J. OPPORTUNITY CENTERS, INC.
THE CITADEL GROUP, INC.
EDUCARE COMMUNITY LIVING CORPORATION-GULF COAST
EDUCARE COMMUNITY LIVING CORPORATION-MISSOURI
EDUCARE COMMUNITY LIVING CORPORATION-NEVADA
EDUCARE COMMUNITY LIVING CORPORATION-NEW MEXICO
EDUCARECOMMUNITY LIVING CORPORATION-NORTH CAROLINA
EDUCARE COMMUNITY LIVING CORPORATION-TEXAS
VOCA CORP.
VOCA CORPORATION OF FLORIDA
VOCA CORPORATION OF INDIANA
VOCA CORPORATION OF MARYLAND

VOCA CORPORATION OF NEW JERSEY
VOCA CORPORATION OF NORTH CAROLINA
VOCA CORPORATION OF OHIO
VOCA CORPORATION OF WASHINGTON, D.C.
VOCA CORPORATION OF WEST VIRGINIA, INC.


By: _____________________________________
       L. Bryan Shaul
Title: Assistant Treasurer


THE ACADEMY FOR INDIVIDUAL EXCELLENCE, INC.
ALTERNATIVE YOUTH SERVICES, INC.
RES-CARE AVIATION, INC.
GENERAL HEALTH CORPORATION
YOUTHTRACK, INC.
EMPLOY-ABILITY UNLIMITED, INC.

By: _____________________________________
       L. Bryan Shaul
Title: Treasurer


EDUCARE COMMUNITY LIVING LIMITED PARTNERSHIP
By:  Community Alternatives Texas Partner, Inc.
Its: General Partner

     By:_________________________________
            L. Bryan Shaul
     Title: Assistant Treasurer

NORMAL LIFE OF INDIANA
By:    Normal Life of Central Indiana, Inc.
       one of its General Partners

       By:_______________________________
               L. Bryan Shaul
       Title:  Assistant Treasurer

and

By:    Normal Life of Southern Indiana, Inc.
       the other General Partner


       By:_______________________________
               L. Bryan Shaul
       Title:  Assistant Treasurer


VOCA OF INDIANA, LLC, a limited liability company

By:______________________________________
       L. Bryan Shaul
Title: Assistant Treasurer


CREATIVE NETWORKS, LLC

By:______________________________________
       L. Bryan Shaul
Title: Manager


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